UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

RESIDENTIAL ASSET SECURITIES CORPORATION,

on behalf of the RASC Series 2006-EMX7 Trust

(Exact name of registrant as specified in its charter)

Delaware	333-131209-09	51-0362653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 Normandale Lake Boulevard, Suite 250 Minneapolis, Minnesota	55437
(Address of principal executive office)	(Zip Code)

(952) 857-7000
(Registrant's telephone number, including area code )

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01.	Other Events.

On August 25, 2006, Residential Asset Securities Corporation caused the issuance and sale of the Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-EMX7, pursuant to a Pooling and Servicing Agreement dated as of August 1, 2006 among Residential Asset Securities Corporation, as depositor, Residential Funding Corporation, as master servicer and the U.S. Bank National Association, as trustee. The mortgage loans were sold to Residential Asset Securities Corporation pursuant to an Assignment and Assumption Agreement, dated as of August 25, 2006 between Residential Funding Corporation and Residential Asset Securities Corporation.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (d). Exhibits.

The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed.

10.1

Pooling and Servicing Agreement, dated as of August 1, 2006 among Residential Asset Securities Corporation, as depositor, Residential Funding Corporation, as master servicer and U.S. Bank National Association, as trustee.

10.2	Assignment and Assumption Agreement, dated as of August 25, 2006, between Residential Funding Corporation and Residential Asset Securities Corporation.
10.3	Confirmation, dated as of August 25, 2006, between U.S. Bank National Association, as trustee on behalf of the RASC Series 2006-EMX7 Trust and HSBC Bank USA, National Association.
99.1	Mortgage Loan Schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET SECURITIES CORPORATION

By: /s/Joseph Orning
Name: Joseph Orning
Title: Vice President

Dated: September 8, 2006

Exhibit Index

Exhibit No.	Description

10.1

Pooling and Servicing Agreement, dated as of August 1, 2006, among Residential Asset Securities Corporation, as depositor, Residential Funding Corporation, as master servicer and the U.S. Bank National Association, as trustee.

10.2	Assignment and Assumption Agreement, dated as of August 25, 2006, between Residential Funding Corporation and Residential Asset Securities Corporation.
10.3	Confirmation, dated as of the August 25, 2006, between U.S. Bank National Association, as trustee on behalf of the RASC Series 2006-EMX7 Trust and HSBC Bank USA, National Association.
99.1	Mortgage Loan Schedule.